SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 26, 2004 (October 21, 2004)

Date of Report (Date of Earliest Event Reported)

EQUITY INNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	01-12073	62-1550848

(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

7700 Wolf River Boulevard
Germantown, Tennessee 38138

(Address of Principal Executive Offices) (Zip Code)

(901) 754-7774

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Mortgage, Security Agreement, Financing Statement and Fixture Filing
Ex-10.2 Promissory Note
Ex-99.1 Press Release

Item 1.01. Entry into a Material Definitive Agreement.

     The disclosure contained in Item 2.03 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     Equity Inns, Inc. (the “Company”) disclosed in a Current Report on Form 8-K dated as of September 22, 2004 its intent to purchase five hotel properties in southern Florida from partnerships that were affiliates of David Simon and Robert Guarani (the “Simon Properties”) for a total purchase price of approximately $73.8 million. The Simon Properties consist of four Hampton Inn and one Hampton Inn and Suites hotels, contain 587 rooms in the aggregate and are on average five years old.

     The Company hereby announces that it completed its acquisition of the Simon Properties on October 21, 2004. The Company funded the Simon Properties’ acquisition through a $40.6 million ten-year, fixed rate senior mortgage loan and a portion of the net proceeds from the public offering of its common stock, which priced on October 19, 2004. In connection with the closing of the acquisition, the Company issued a press release which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

     In connection with the Company’s acquisition of the Simon Properties, the Company’s operating partnership, Equity Inns Partnership, L.P., a Tennessee limited partnership (the “Partnership”), entered into a Mortgage, Security Agreement, Financing Statement and Fixture Filing (the “Mortgage”) with ING USA Annuity and Life Insurance Company (“ING”) on October 21, 2004 providing for a first mortgage lien on each of the five Simon Properties. In conjunction therewith, the Partnership executed and delivered a $40.6 million promissory note, dated as of October 21, 2004, (hereinafter, the Mortgage and promissory note collectively referred to as the “Simon Indebtedness”). The promissory note carries an annual interest rate of 5.64%. Under the terms of the indebtedness, the note matures on November 1, 2024, although ING, upon notice to the Partnership, may declare the entire amount of outstanding principal and interest and all other sums remaining unpaid under the mortgage to be due and payable on either November 1, 2014 or November 1, 2019. The Simon Indebtedness also provides for 20-year amortization of principal and interest.

     The Simon Indebtedness contains customary covenants, including the Company providing for adequate maintenance and insurance for the hotels. The Simon Indebtedness also contains customary events of default. Upon the occurrence of an event of default under the Simon Indebtedness, the lender may accelerate the obligation and declare amounts outstanding to be immediately due and payable. Under the terms of the Simon Indebtedness, all five Simon Properties are cross-collateralized and the Company is subject to certain prepayment penalties.

     A copy of the Mortgage and promissory note are attached hereto as Exhibits 10.1 and 10.2, respectively. These exhibits shall be deemed “filed” with the Securities and Exchange Commission and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are being filed as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Mortgage, Security Agreement, Financing Statement and Fixture Filing, by and between Equity Inns Partnership, L.P. as mortgagor, and ING USA Annuity and Life Insurance Company as mortgagee, dated as of October 21, 2004.

10.2	Promissory Note executed by Equity Inns Partnership, L.P. payable to ING USA Annuity and Life Insurance Company, dated as of October 21, 2004.

99.1	Press release with respect to Company’s completion of the purchase of five hotels in southern Florida, dated October 25, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY INNS, INC.
October 26, 2004	/s/ J. Mitchell Collins
J. Mitchell Collins
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Mortgage, Security Agreement, Financing Statement and Fixture Filing, by and between Equity Inns Partnership, L.P. as mortgagor, and ING USA Annuity and Life Insurance Company as mortgagee, dated as of October 21, 2004.

10.2	Promissory Note executed by Equity Inns Partnership, L.P. payable to ING USA Annuity and Life Insurance Company, dated as of October 21, 2004.

99.1	Press release with respect to Company’s completion of the purchase of five hotels in southern Florida, dated October 25, 2004.

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